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                        HOUSTON LIGHTING & POWER COMPANY
                                   EXHIBIT 23
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                                                                      Exhibit 23





                         INDEPENDENT AUDITORS' CONSENT




HOUSTON LIGHTING & POWER COMPANY:

         We consent to the incorporation by reference in Houston Lighting & Power Company's (i) Registration Statements on Form S-3 Nos. 33-46368 and 33-54228 and (ii) Post-Effective Amendment No. 1 to Registration Statement No. 33-51417 on Form S-3 of our report dated February 29, 1996, appearing in this Annual Report on Form 10-K of Houston Lighting & Power Company for the year ended December 31, 1995.




DELOITTE & TOUCHE LLP

HOUSTON, TEXAS
MARCH 27, 1996